UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 7, 2005 (June 30, 2005)
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas	76102
(Address of principal
executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 7, 2005, Range Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to report that it had approved the acceleration of vesting of certain unvested options to acquire shares of the Company’s common stock. This amendment to the Form 8-K is being filed to revise downward the number of options being accelerated by certain of the executive officers and an employee. Note that the share numbers below do not reflect the three-for-two common stock split paid on December 2, 2005. The Form 8-K as amended is set forth in full below.
ITEMS 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On June 30, 2005, the Compensation Committee of the Board of Directors of the Company approved the acceleration of vesting of certain unvested options to acquire shares of the Company’s common stock. Unvested options held by the Company’s executive officers and all other employees with vesting dates between January 1, 2006 and April 1, 2006 were accelerated such that they will vest on December 31, 2005, a weighted average vesting acceleration of 46 days. These options were previously awarded under the Company’s Amended and Restated 1999 Stock Option Plan. Options to purchase 1,190,121 shares of common stock at exercise prices between $4.43 and $23.28 are subject to this acceleration. Of the 1,190,121 options subject to this acceleration, Rodney Waller, Senior Vice President, did not consent to the acceleration of 19,253 options and John Pinkerton, President and Chief Executive Officer, did not consent to the acceleration of 19,267 options. In addition, one employee did not consent to the acceleration of 9,118 options.
     The Compensation Committee’s practice has been to grant options to all full-time employees of the Company. Therefore, only 34% of the accelerated options are associated with our executive officers and none are associated with non-employee directors. The option agreements underlying the options subject to acceleration will be amended to reflect the acceleration and all other terms and conditions applicable to outstanding stock option grants, including all existing vesting dates after April 1, 2006, will remain in effect.
     Of the 1,142,482 options affected by the acceleration, options to purchase 387,750 shares of common stock were held by our executive officers as set forth below:

		Number of
		Options
Name	Position	Accelerated
John Pinkerton	President and Chief Executive Officer	176,608
Jeff Ventura	Executive Vice President and
	Chief Operating Officer	42,600
Steve Grose	Senior Vice President	4,500
Roger Manny	Senior Vice President	24,525
Herb Newhouse	Senior Vice President	54,185
Chad Stephens	Senior Vice President	51,795
Rodney Waller	Senior Vice President	33,537

		387,750

     The acceleration of the vesting of these options is being undertaken primarily to eliminate the related future stock-based compensation expense. Upon the commencement of fiscal year 2006, on January 1, 2006, the Company will be required to adopt the provisions of Statement of Financial Accounting Standard No. 123R “Share Based Payment” (“SFAS 123R”) which requires the recognition of stock-based compensation associated with stock options as an expense in financial statements. Had we not accelerated, we estimate that the stock-based compensation expense associated with the accelerated options would amount to approximately $7.4 million on a pre-tax basis ($5.4 million in fiscal year 2006, $1.8 million in fiscal year 2007 and $0.2 million in fiscal year 2008).
     Certain information included in this report contains certain statements (other than statements of historical fact) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and

Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, those related to the Company’s expectations regarding the impact of accelerated vesting of options on its financial results in future periods. When used herein, the words “budget,” “budgeted,” “assumes,” “should,” “goal,” “anticipates,” “expects,” “believes,” “seeks,” “plans,” “estimates,” “intends,” “projects” or “targets” and similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results and the difference between assumed facts or bases and the actual results could be material, depending on the circumstances. It is important to note that our actual results could differ materially from those projected by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable and such forward-looking statements are based upon the best data available at the date this report is filed with the SEC, we cannot assure you that such expectations will prove correct. Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following: the possibility that SFAS 123R could be changed, amended or interpreted in a manner that would change the Company’s current assessment of the adoption of SFAS 123R on the acceleration of vesting of stock options and the final results of closing the Company’s books for future financial periods; as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Senior Vice President

Date: December 29, 2005